SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[  ]            Preliminary Proxy Statement
[  ]            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]            Definitive Proxy Statement
[X]            Definitive Additional Materials
[  ]            Soliciting Material under Rule 14a-12

HOMESTREET, INC.
(Name of Registrant as Specified in its Charter)

Blue Lion Opportunity Master Fund, L.P.
Roaring Blue Lion, LLC
Roaring Blue Lion Capital Management, L.P.
BLOF II, LP
Blue Lion Capital Master Fund, L.P.
Charles W. Griege, Jr.
Ronald K. Tanemura
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]            No fee required.

[  ]            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]            Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

Blue Lion / HomeStreet, Inc.

Blue Lion Opportunity Master Fund, L.P. and the other participants identified herein (“BLC”) are filing the materials contained in this document with the U.S. Securities and Exchange Commission in connection with the 2018 Annual Meeting of Shareholders of HomeStreet, Inc. (“HomeStreet”).  Attached hereto as Exhibit 99.1 is a copy of BLC’s slide presentation to Institutional Shareholder Services.  This presentation is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended, because it may be deemed to be soliciting material in respect of the solicitation of proxies to be used at HomeStreet’s 2018 Annual Meeting of Shareholders.  The slide presentation is also available on BLC’s website at https://www.helpfixhmst.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

On April 25, 2018, Blue Lion Opportunity Master Fund, L.P. and the other participants identified below (“BLC”) filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the 2018 Annual Meeting of Shareholders of HomeStreet, Inc. (the “Definitive Proxy Statement”).  The following persons may be deemed to be participants in the solicitation from shareholders of HomeStreet, Inc. (“HomeStreet”) of proxies to vote “AGAINST” the election of Scott M. Boggs and Douglas I. Smith as directors of HomeStreet, and to vote “AGAINST” the approval on an advisory (non-binding) basis of the compensation of HomeStreet’s named executive officers: Blue Lion Opportunity Master Fund, L.P., Roaring Blue Lion, LLC, Roaring Blue Lion Capital Management, L.P., BLOF II, LP, Blue Lion Capital Master Fund, L.P., Charles W. Griege, Jr., and Ronald K. Tanemura.  The participants may have interests in the solicitation, including as a result of holding shares of HomeStreet’s common stock, and information regarding the Participants and their interests may be found in the Definitive Proxy Statement.  Shareholders are urged to read the Definitive Proxy Statement and BLUE proxy card, and any supplements thereto, because they contain important information about BLC, the proposals being voted on at the 2018 Annual Meeting of Shareholders of HomeStreet, HomeStreet and related matters.  The Definitive Proxy Statement is first being sent to the shareholders of HomeStreet on or about April 25, 2018 and is accompanied by a BLUE proxy card.  Shareholders may obtain a free copy of the Definitive Proxy Statement and BLUE proxy card and other relevant documents filed with the SEC by BLC at the SEC’s web site at www.sec.gov or BLC’s website at https://www.helpfixhmst.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.